UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2021

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On June 11, 2021, ImmunityBio, Inc. (the “Company” or “our”) is providing certain financial information about its estimated cash, cash equivalents and marketable securities balance as of May 31, 2021. The Company is disclosing that it had cash, cash equivalents and marketable securities of approximately $84.0 million (consisting of an estimated $46.0 million of cash and cash equivalents and an estimated $38.0 million of marketable securities) as of May 31, 2021. This amount reflects the Company’s preliminary estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, and the amount reported is not a comprehensive statement of its financial results or position as of May 31, 2021. Any actual amount that the Company reports in its Quarterly Report on Form 10-Q for the period ended June 30, 2021 will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended June 30, 2021 are finalized. As a result, these preliminary estimates may differ materially from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2021, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). Of the 383,067,321 shares of our common stock, par value $0.0001 per share (“Common Stock”) outstanding as of April 23, 2021, 354,222,576 shares of Common Stock were represented, either by attending the Annual Meeting virtually or by proxy, constituting (i) a quorum under the Company’s bylaws and (ii) approximately 92.47% of the outstanding shares of Common Stock entitled to vote. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.

Election of Nine Directors. The following nominees were re-elected by the holders of our Common Stock to serve as directors to hold office until our 2022 annual meeting of stockholders and until their successors have been duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Patrick Soon-Shiong, M.D.	331,311,134	3,279,203	19,632,238
Richard Adcock	333,399,786	1,190,552	19,632,238
Barry J. Simon, M.D.	332,252,540	2,337,797	19,632,238
Michael D. Blaszyk	333,752,015	838,322	19,632,238
Cheryl L. Cohen	332,138,664	2,451,674	19,632,238
Christobel Selecky	333,776,452	813,886	19,632,238
John O. Brennan	333,189,109	1,401,229	19,632,238
Wesley Clark	333,117,226	1,473,111	19,632,238
Linda Maxwell, M.D.	333,840,667	749,671	19,632,238

2.

Advisory Vote to Approve Named Executive Officer Compensation, or Say on Pay. On an advisory, non-binding basis, the compensation of our named executive officers for the year ended December 31, 2020, as disclosed in our proxy statement filed with the Securities and Exchange Commission on April 29, 2021, was approved by our stockholders based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
332,813,017	775,355	1,001,965	19,632,238

3.

Advisory Vote to Establish Frequency of Say on Pay Vote at Future Annual Meetings. On an advisory, non-binding basis, the frequency at which the Say on Pay vote will be held at our future annual meetings of stockholder was selected as three years based on the following results of voting:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
323,852,167	2,038,681	8,038,236	661,252	19,632,238

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
354,001,375	120,155	101,045	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: June 11, 2021	By:	/s/ David Sachs
Chief Financial Officer